                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              KENNEDY-WILSON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

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

                                                         PRELIMINARY COPY


                              KENNEDY-WILSON, INC.
                        530 WILSHIRE BOULEVARD, SUITE 101
                         SANTA MONICA, CALIFORNIA 90401


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 29, 1998

                             -----------------------


        The Annual Meeting of Stockholders of Kennedy-Wilson, Inc., a Delaware corporation ("Kennedy-Wilson") will be held at The Miramar Sheraton, 101 Wilshire Boulevard, Santa Monica, California on Wednesday, April 29, 1998 at 9:00 a.m., Pacific Daylight Time, for the following purposes:

        1. To elect two (2) Class III directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified;

        2. To consider and approve an amendment to the Kennedy-Wilson 1992 Incentive and Nonstatutory Stock Option Plan to increase the number of shares available for grant to 240,000.

        3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

               The Board of Directors has fixed the close of business on Tuesday, March 31, 1998 as the record date for determining stockholders of Kennedy-Wilson entitled to notice of and to vote at the meeting.

        STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO INSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL
YOUR PROXY IN THE ENVELOPE PROVIDED.  THIS WILL NOT PREVENT YOU FROM
VOTING IN PERSON, SHOULD YOU SO DESIRE.



                                       By Order of the Board of Directors



                                       FREEMAN A. LYLE
                                       Executive Vice President
                                       Chief Financial Officer
                                       and Secretary

Santa Monica, California
April __, 1998

                                                               PRELIMINARY COPY



                              KENNEDY-WILSON, INC.
                        530 WILSHIRE BOULEVARD, SUITE 101
                         SANTA MONICA, CALIFORNIA 90401

                                                                  April __, 1998

                            ------------------------

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders

                                 April 29, 1998

                             -----------------------


                             SOLICITATION OF PROXIES

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kennedy-Wilson, Inc., a Delaware corporation ("Kennedy-Wilson" or the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Miramar Sheraton, 101 Wilshire Boulevard, Santa Monica, California on Wednesday, April 29, 1998 at 9:00 a.m. Pacific Daylight Time, and all adjournments and postponements thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April __, 1998.

        The purposes of the Annual Meeting are (1) to elect two (2) Class III directors of the Company to serve until the 2001 Annual Meeting of Stockholders,
(2) to consider and approve an amendment (the "Amendment") to the Company's 1992 Incentive and Nonstatutory Stock Option Plan (the "Stock Option Plan") to increase the number of shares available for grant to 240,000 and (3) to transact such other business as may properly come before the Meeting or any adjournment thereof.

        The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by Kennedy-Wilson. Proxies may be solicited by directors, officers and other regular employees of Kennedy-Wilson, none of whom will receive any additional compensation for such solicitation. Proxies may be solicited in person or by telephone or telegraph. Kennedy-Wilson will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.


                                     VOTING

        The close of business on March 31, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On March 31, 1998 there were outstanding 1,316,344 shares of Kennedy-Wilson Common Stock, $.01 par value ("Common Stock"). A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Meeting. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter will be the act of the stockholders, except with respect to the election of two directors as to which the two nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owners with respect to the particular item) will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business. For the purposes of determining whether the directors have been elected, abstentions and broker non-votes will have no effect. As to all other matters that may come before the Meeting, abstentions will have the effect of a negative vote. Broker non-votes are not taken into account for the purpose of determining whether a proposal has been approved by the requisite stockholder vote.

        Proxies will be voted in accordance with the instructions thereon. In the absence of such instructions, proxies will be voted for management's nominees for election as directors and to approve the Amendment, the form of which is attached as Annex A hereto. As of the date hereof, the Board of Directors of Kennedy-Wilson was not aware of any matters which would be presented for action at the Annual Meeting other than those specifically identified in the Notice of Annual Meeting accompanying this Proxy Statement. However, should any other matters come before the meeting, proxies will be voted in the discretion of the persons named as proxies thereon as to any other business that may properly come before the Meeting or any adjournment(s) thereof.

        Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting written notice of revocation to the Secretary of Kennedy-Wilson, or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.


                              ELECTION OF DIRECTORS

        The Company has a three-tiered, classified Board of Directors with staggered terms of office. The term of Class III directors expires at the 1997 Annual Meeting, the term of Class I directors will expire at the 1999 Annual Meeting and the term of Class II directors expires at the 2000 Annual Meeting. The nominees of management for election as Class III directors (all of whom are presently directors) are set forth below along with certain information regarding these nominees. See "Management." Should any nominee become unavailable to serve as a director before the election (which event is not anticipated), the proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. To the best of Kennedy-Wilson's knowledge, all nominees are and will be available to serve.

NAME                       AGE       PRESENT TITLE WITH COMPANY
----                       ---       --------------------------

William J. McMorrow        50        Chairman of the Board of Directors,
                                     Chief Executive Officer and Director

Donald B. Prell            73        Director

Messrs. McMorrow and Prell have been directors of the Company since 1987 and 1992, respectively. Neither of the proposed nominees is related by blood or marriage to one another or to an executive officer of the Company.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NAMED ABOVE.

                                   MANAGEMENT


        The Directors (including the nominees for reelection) and the executive officers of the Company are as follows:

NAME                   AGE      PRESENT TITLE
----                   ---      -------------

William J. McMorrow    50       Chairman of the Board of Directors, Chief
                                Executive Officer and Director (Class III)

Freeman A. Lyle        44       Executive Vice President, Chief Financial
                                Officer and Secretary

Lewis A. Halpert       46       Executive Managing Director, President K-W
                                Properties and Director (Class I)

Richard Mandel         35       Managing Director, President Commercial
                                Brokerage Division and Director (Class II)

Goodwin Gaw            29       Director (Class I)

Donald B. Prell        73       Director (Class III), and Chairman of the Audit
                                Committee

Kent Y. Mouton         44       Director (Class I), and Chairman of the
                                Compensation Committee

        William J. McMorrow has served as Chairman of the Board of Directors, Chief Executive Officer and Director of the Company and its predecessor since 1987.

        Freeman A. Lyle has served as Executive Vice President, Chief Financial Officer and Secretary since joining the Company in April, 1996. Previously Mr. Lyle was President of Lyle Realty Group Inc., a real estate investment brokerage and consulting firm, since January, 1994. From June, 1981 to December, 1993, Mr. Lyle was an executive with R & B Realty Group, an international investment and management company and served as Vice President-Finance and Vice President-Asset Management.

        Lewis A. Halpert has served as Executive Managing Director since June, 1997, as a Managing Director since March 1992 and as a Director since joining the Company in December, 1987. From December, 1987 to March, 1992, Mr. Halpert was an Executive Vice President of the Company.

        Richard A. Mandel has served as a Managing Director since October, 1993, and as a Director since December, 1995. In February, 1997, he was promoted to President of the Commercial Brokerage Division. Previously he served as Managing Director of Kennedy-Wilson Hong Kong Ltd., and Kennedy-Wilson Japan K.K. since October, 1993. Prior to joining Kennedy-Wilson, Mr. Mandel was a partner of Jones Lang Wooten USA, a commercial real estate firm, since 1990.

        Goodwin Gaw is President of Fortune Far East, Ltd., a Hong Kong based investment company. He has served as a director since July, 1996. From 1992 to 1995 he was the General Manager of Pioneer Estates in Hong Kong, directing all aspects of real estate investment in the United States. From February, 1996 until September, 1997, he served as a Managing Director of the Company.

        Donald B. Prell has been a Director of the Company since March, 1992. From 1980 to 1990, Mr. Prell was employed by Imperial Bancorp, a bank holding company, in various positions, most recently as Chief Credit Officer of Imperial Bancorp and President of Imperial International Bank.

        Kent Y. Mouton has been a Director of the Company since December, 1995. Mr. Mouton has been a partner in the law firm of Kulik, Gottesman & Mouton, LLP in Los Angeles, California since 1991.

None of the Directors or executive officers of the Company are related to one another by blood or marriage.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Company maintains an Audit Committee and a Compensation Committee.

        The Audit Committee is composed of Donald B. Prell (Chairman) and Kent
Y. Mouton. The Audit Committee held two meetings in 1997. The Audit Committee is responsible for reviewing the Company's financial policies and objectives, monitoring the Company's financial condition and its requirements for funds in conjunction with management, and meeting with the Company's independent auditors to understand their audit report and any recommendations.

        The Compensation Committee is composed of Kent Y. Mouton (Chairman) and Donald B. Prell. The Compensation Committee held four meetings in 1997. The Compensation Committee establishes the general compensation policies of the Company and determines the compensation levels for the CEO and other Company officers. The Compensation Committee also has oversight responsibility for administering the Company's 1992 Incentive and Nonstatutory Stock Option Plan.

        In 1997, the Board of Directors held nine meetings. Each director attended at least 75 percent of the meetings of the Board of Directors and the committees of the Board on which the director served in 1997.


                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such directors, officers and stockholders must furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

        Based solely on a review of copies of such reports and written representations from the reporting persons, the Company believes that, during the period from January 1, 1997 through December 31, 1997, its executive officers, directors and greater than 10% stockholders have filed on a timely basis all reports required under Section 16(a).


                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

        The following table sets forth the total compensation paid or accrued by the Company to the Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities during fiscal 1997 (the "Named Executive Officers") for services rendered during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                             ANNUAL COMPENSATION                                           AWARDS
                            --------------------                                   ----------------------
==============================================================================================================
                                                                                                 Other
                                                                                                 All
                                                              Other Annual        Options/SAR    Compen-
NAME AND POSITION          Year     Salary         Bonus      Compensation1      (# of Shares)   sation
--------------------------------------------------------------------------------------------------------------
William J. McMorrow        1997     300,000     1,270,754         120,607           20,000          0
Chairman of the Board      1996     300,000       450,000            0                 0            0
Chief Executive Officer    1995     400,000          0               0                 0            0
--------------------------------------------------------------------------------------------------------------
Lewis A. Halpert           1997     150,000       396,800          31,083           10,000          0
Executive Managing         1996     125,000       325,000            0                 0            0
Director                   1995     200,000          0               0                 0            0
--------------------------------------------------------------------------------------------------------------
Richard Mandel             1997     225,000       284,267          35,917           42,000          0
Managing Director          1996     188,000       100,000          89,000           12,000          0
                           1995     175,000        50,000          93,000           12,000          0
--------------------------------------------------------------------------------------------------------------
Freeman A. Lyle            1997     150,000       100,000          15,020              0            0
Executive V.P., Chief      1996      94,000        37,500            0              12,000          0
Financial Officer and
Secretary2
--------------------------------------------------------------------------------------------------------------
Goodwin Gaw                1997     145,790          0               0              10,000          0
Managing Director3         1996     137,000          0               0               6,000          0
==============================================================================================================

EMPLOYMENT AGREEMENTS

        Each of the Named Executive Officers (other than Goodwin Gaw) has entered into an employment contract for 1998 with the Company. Mr. McMorrow's contract, as amended, provides for a term expiring December 31, 1999, base salary of $300,000 per annum, plus a bonus advance of $100,000, payable against his annual incentive bonus of 0% to 20% of year end profits. Mr. Halpert's contract provides for a base salary of $150,000 per annum plus an advance of $175,000, payable against an annual incentive bonus of 15% to 25% of the net profit of K-W Properties. Mr. Mandel's contract provides for a base salary of $225,000 plus an incentive bonus of 0% to 20% of the profits of the Commercial Brokerage Division. Mr. Lyle's contract, as amended, provides for a base salary of $150,000 plus a

-------------
(1) Excludes compensation in the form of other personal benefits which, for each of the Named Executive Officers other than Mr. Mandel, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each year. Mr. Mandel received a foreign cost of living and housing allowance while based in Hong Kong and then Tokyo.

(2)     Mr. Lyle joined the Company in April, 1996.

(3) Mr. Gaw joined the Company in February, 1996 and resigned as an executive officer in September, 1997. He continues to serve as a consultant to the Company and as a director.
 .

performance bonus of 0% to 40% of base salary.

        In addition to compensation as noted above, each contract sets forth the employee services provided to the Company; benefits and expense reimbursements, if applicable, provided to the employee; a non-competition covenant and confidentiality agreement; and terms for termination. None of the contracts provide for any severance, change-in-control or related payments upon termination of the agreement, except for Mr. McMorrow's. Mr. McMorrow's employment agreement provides for a severance payment equal to two times his annual compensation as determined by the arithmetic average of his salary and bonus for the prior three years in the event his agreement is not renewed.

DEFERRED COMPENSATION PLAN

        In 1997, the Company established a nonqualified deferred compensation plan to provide specific benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. Under such plan, participants are able to defer up to 100% of their annual total compensation, consisting of salary and bonus. The Company is authorized to make discretionary matching contributions under certain circumstances pursuant to the terms of the plan. In 1997, the Company contributed $314,000, including the amounts disclosed in the Summary Compensation Table, as applicable, for the Named Executive Officers in the column labelled Other Annual Compensation.

STOCK OPTIONS

        The following table provides information with respect to stock option grants made to each of the Named Executive Officers in fiscal 1997.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR


                                                                                  Potential Realizable Value
                       Number of         % of Total                               at Assumed Annual Rates of
                       Securities        Options          Exercise                 Stock Price Appreciation
                       Underlying        Granted to       or Base                      for Option Term
                       Options           Employees        Price        Expiration --------------------------
 Name                  Granted(#)        in FY            ($/sh)       Date           5%($)        (10%)($)
 ----                  ----------        ----------       ---------    ----------     ------       --------
W. McMorrow            20,000            16.9             16.75        10/28/02       92,554       204,521

L. Halpert             10,000             8.5             16.75        10/28/02       46,277       102,260

R. Mandel              12,000            10.2              8.13         1/1/02        26,954        59,561

R. Mandel              42,000            35.6              9.58         5/19/02       111,164      245,645

G. Gaw                 10,000             8.5             16.75        10/28/02       46,277       102,260

F. Lyle                  --                --               --             --            --           --

        The following table furnishes information with respect to stock options held by the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                Number of Securities        Value of Unexercised
                                               Underlying Unexercised       In-the-Money Options
                                                  Options at FY-End              at FY-End
               Shares Acquired     Value    ---------------------------   ---------------------------
Name             on Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----           ---------------   --------   -----------   -------------   -----------   -------------
W. McMorrow          ---           ---           ---         20,000            ---           ---
L. Halpert           ---           ---           ---         10,000            ---           ---
R. Mandel            ---           ---         12,000        66,000          135,760       501,440
G. Gaw               ---           ---          2,000        14,000           23,460        46,920
F. Lyle              ---           ---          4,000         8,000           39,210        78,420

DIRECTOR COMPENSATION

        Each director who is not an employee of the Company receives a quarterly retainer of $4,000 plus a fee of $1,000 for each board meeting attended and $500 for each Board Committee meeting attended. In addition, the Company maintains a non-Employee Director Stock Option Plan, which is designed to provide non-employee directors with the opportunity to obtain equity ownership interest in the Company through the exercise of stock options. Company executive officers who also are directors receive no additional compensation for services as members of the Board of Directors or any Board Committee.
See also "Certain Transactions."


                          COMPENSATION COMMITTEE REPORT

        The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

OVERVIEW AND PHILOSOPHY

        The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, determines the compensation levels for the Chief Executive Officer ("CEO") and other senior Company officers, and administers and/or provides oversight on all short-term (annual) incentive plans, all long-term incentive plans, including the Incentive and Non-Statutory Stock Option Plan, and approves any grants of stock options, stock and/or stock warrants to Company officers.

        The Compensation Committee is comprised of non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to it an external compensation consultant and access to independent compensation data.

        The Company applies a consistent philosophy to compensation for all employees, including the officers. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined objectives. The Company strives to attain these objectives through team work that is focused upon meeting the expectations of customers and stockholders.

COMPENSATION POLICY

        The Company's compensation policy is to ensure that a substantial portion of potential aggregate annual compensation be contingent upon the performance of the Company. The goals of the compensation programs are to align compensation with performance and to enable the Company to attract, retain and reward personnel who contribute to the success of the Company. The Company's compensation program for officers is based on the same guidelines that apply to all Company employees.

        The Company is committed to providing sales commission and/or incentive opportunities that, together with base salaries (where appropriate), provide for competitive and equitable total cash compensation opportunities. Aggregate base salaries, where appropriate, are set relative to average market pay practices, while target incentives opportunities are set somewhat above average market pay practices. Additionally, future base salary increases and commission or incentive pay opportunities are directly linked to the achievement of key financial objectives.

        The variable compensation plans focus respective employees on the immediate objectives of the business and their job; encourage employees to work together as a team to achieve Company success; and, recognize and reward the sustained contribution of outstanding performers within the Company.

COMPONENTS OF COMPENSATION

        The Company has compensation programs that include both cash and equity components. The Compensation Committee has established base salary, short and long-term incentive compensation mix targets for each officer and for all employees, where applicable, of the Company. The compensation mix targets, define the desired percentage for each component of total compensation.

        With respect to cash compensation for officers, the Company sets base salaries and target incentive opportunities for each officer by reviewing the cash compensation provided to comparable positions and through assessing the internal equity of cash compensation opportunities based on position responsibilities, the performance of each incumbent, and overall levels of contribution to the Company. When considering competitive pay practices, the Committee reviews compensation levels in both the real estate industry and general industry at firms comparable in size and revenue to the Company. For 1998, target incentive compensation opportunities will be funded as stipulated levels of net profit are achieved. Some officers with defined divisional business development responsibilities also receive a temporary salary draw, with additional opportunity to earn a proportionate share of their responsible net profits or revenue.

        With regard to equity-based compensation for officers, the Company considered and granted stock options for the reported year, including certain of those officers who already have a substantial equity stake in the Company. Stock option grants were based on relative position responsibilities and/or historical and expected contribution to the Company, including grants to recruit officers to join the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        Mr. McMorrow has been CEO of the Company and its predecessor since 1987. Based on a thorough review, it was determined that Mr. McMorrow's base salary was within a competitive range of pay, as compared with companies of similar size and scope as Kennedy-Wilson. Incentive compensation has been linked to Company performance. In determining Mr. McMorrow's incentive compensation for 1997, the Compensation Committee considered various factors particularly Mr. McMorrow's guidance in the Company's acquisition and disposition of real estate. For 1998, the Compensation Committee has determined Mr. McMorrow's compensation will be based upon a potential target compensation mix whereby approximately one third of his total compensation will be in the form of base salary, derived in part from competitive pay practices, and approximately two-thirds of his compensation will be in the form of incentives, based upon attainment of net profits and other business factors.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Kent Y. Mouton, Chair
Donald B. Prell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee of the Board of Directors was, during the fiscal year, or formerly, an officer or employee of the Company or any of its subsidiaries.

                                PERFORMANCE GRAPH


       Comparison of Cumulative Total Return Among Kennedy-Wilson, Inc.,
              The Nasdaq Stock Market Index and a Peer Group Index


  Measurement Period           Kennedy-Wilson,      Peer Group       Nasdaq
(Fiscal Year Covered)                Inc.              Index         Index
---------------------          --------------       ----------       ------

1992                                100                100             100
1993                                 80                120             120
1994                                 32                115             125
1995                                120                123             160
1996                                 23                175             205
1997                                 45                195             245

                           AMENDMENT TO THE COMPANY'S
                         1992 INCENTIVE AND NONSTATUTORY
                                STOCK OPTION PLAN

GENERAL

        The Company's 1992 Incentive and Nonstatutory Stock Option Plan (the "Plan") is designed to help the Company attract and retain the best available persons for positions with substantial responsibility and to provide certain key employees and consultants with an additional incentive to contribute to the success of the Company. The following is a summary of the principal provisions of the Plan together with a description of the Amendment to increase the number of shares available for grant under the Plan to 240,000.

        The Plan, without giving effect to the Amendment, provides for the grant of options to purchase up to an aggregate of 168,000 shares of the Common Stock of the Company (subject to an antidilution provision providing for adjustment in the event of certain changes in the Company's capitalization as described more fully below.) At August 19, 1997, the Company had options to acquire 138,960 shares outstanding and 29,040 shares remained available for future grant. On August 19, 1997, the Board of Directors adopted the Amendment, subject to stockholder approval, increasing the number of shares available for grant to 240,000. (All of the above numbers are adjusted for the Company's 20% stock dividend effected October 27, 1997.) Since such date, 68,500 options have been granted, including 39,460 in excess of 168,000 shares, all of which excess options are expressly conditioned upon stockholder approval of the Amendment.

        As of March 1, 1998, assuming stockholder approval of the Amendment is granted, options to acquire 207,460 shares were outstanding. Pursuant to the Amendment, the 168,000 share limitation on the number of shares of Common Stock as to which options could be granted under the Plan would be increased to 240,000, thereby making additional shares available so that (i) options may be granted in the future and (ii) the 39,460 options granted in excess of the 168,000 are effective.

        The Plan is administered by the Compensation Committee of the Board of Directors. All key employees (including officers and other key employees who are also directors) of, and consultants to, the Company are eligible to participate in the Plan. The Compensation Committee determines which persons shall be granted options, the extent of such grants and, consistent with the Plan, the terms and conditions thereof. As of March 1, 1998, approximately 62 employees of the Company, and no directors of the Company who are not also employees of the Company, are eligible to receive option grants under the Plan.

        Options granted under the Plan may be either incentive stock options or options which are not intended to qualify as incentive stock options, except that incentive stock options may only be granted to employees of the Company. No options may be granted under the Plan after May 11, 2002.

        The exercise price for shares under options granted pursuant to the Plan must be at least equal to the fair market value per share of Common Stock at the time of grant. The exercise price per share for grant of an incentive stock option to a greater than 10% stockholder must be at least equal to 110% of such fair market value per share of Common Stock. The exercise price for options granted must be paid at the time of exercise in cash or by certified bank check or, in certain circumstances, with previously acquired shares of Common Stock. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock for which incentive stock options may be granted to any participant under the Plan (and any other plans by the Company or its affiliates) which are exercisable for the first time by such participant during any calendar year may not exceed $100,000.

        Options granted under the Plan become exercisable on such dates as the Compensation Committee determines in the terms of each individual option. Options become immediately exercisable in full in the event of a disposition of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation or otherwise, unless the Compensation Committee arranges for the optionee to receive new options covering shares of the corporation purchasing or acquiring the assets or stock of the Company, in substitution of the options granted under the Plan (which options shall thereupon terminate). The Compensation Committee in any event may, on such terms and conditions as it deems appropriate, accelerate the exerciseability of options granted under the Plan. An incentive stock option must expire no later than five years from the date of the grant. A non-statutory stock option must expire no later than 10 years from the date of grant.

        The options granted under the Plan are not transferrable other than by will or the laws of descent and distribution. Unexercised options generally lapse 90 days after termination of employment other than by reason of disability or death and in the case of death or disability, upon the earlier of the option expiration date or one year after the date of death.

        The Plan provides for antidilution adjustments which are applicable in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split; however, no such adjustment need be made if it is determined that the adjustment may result in the receipt of federally taxable income due optionees or the holders of Common Stock or other classes of the Company's securities.

        The Plan provides that the Board of Directors of the Company may amend the Plan at any time; provided, however, that no amendment can operate to affect adversely an optionee's rights under the Plan with respect to any option granted prior to the adoption of such amendment except with the written consent of the optionee or as may be necessary to comply with any applicable law. Additionally, any amendment which would increase the maximum number of shares issuable (such as the Amendment), change the classes of eligible persons or require stockholder approval under any applicable law, rule or regulation is subject to stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES

        The Company believes that, under present law, the following is a summary of the federal tax consequences generally arising with respect to options granted under the Plan. Such summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences. The grant of an option will create no tax consequences for an optionee or the Company. Optionees will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option that is not an incentive stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount.

        The treatment to an optionee of a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and if such shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. If no disposition of the stock acquired upon exercise of an incentive stock option is made within two years of the date the option was granted and one year after the option is exercised, any gain realized by the optionee will be taxed as a long-term capital gain. Generally there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods described above have been satisfied.

FUTURE PLAN AWARDS

        As described above, the Amendment increases the number of shares of Common Stock available for grant under the existing Plan. Reference is made to the Summary Compensation Table and Stock Option Tables on pages 6 and 7 to assess the level of awards made under the Plan.

REQUIRED VOTE

        The approval of the Amendment requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting. The Board recommends a vote FOR approval of the Amendment. Management stockholders of the Company own more than 50% of the Company's outstanding Common Stock and intend to vote in favor of the Amendment thereby assuring stockholder approval.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of March 31, 1998 the total number of shares beneficially owned and the percentage of the outstanding shares so owned by (i) each beneficial owner known to the Company of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director, (iii) the executive officers, and (iv) all directors and executive officers as a group.

                                                Number of
                                            Shares Beneficially        Percent
Name                                             Owned (*)           of Class (**)
----                                        -------------------      -------------
William J. McMorrow                            319,377  (1)              24.3%
Lewis A. Halpert                               300,567  (2)              22.8%
Richard A. Mandel                               37,628  (3)               2.8%
Goodwin Gaw                                    122,980  (4)               9.3%
Freeman A. Lyle                                 18,471  (5)               1.4%
Donald B. Prell                                  3,240  (6)                --
Kent Y. Mouton                                   3,120  (7)                --
All executive officers and                     805,383                   59.3%
  directors as a group (7 Persons)
Kenneth V. Stevens                             206,250  (8)              15.7%
Fortune Far East Ltd.                          118,980  (9)               9.0%
FMR Corp.                                      112,200 (10)               8.5%

(*) Except as otherwise indicated in the following notes, such person or persons are the beneficial owner of such shares with sole voting and investment power over such shares.

(**) Percentage information is omitted for those individuals whose holdings represent less than one percent of the outstanding Common Stock.

(1) Includes approximately 930 shares held for Mr. McMorrow's account as well as approximately 61 shares held for the account of Mr. McMorrow's spouse in the Company's 401(k) Profit Sharing Plan and Trust of which Mr. McMorrow expressly disclaims beneficial ownership.

(2) Includes approximately 302 shares held for Mr. Halpert's account in the Company's 401(k) Profit Sharing Plan and Trust.

(3) Includes approximately 93 shares held for Mr. Mandel's account in the Company's 401(k) Profit Sharing Plan and Trust. Also includes beneficial ownership of 26,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(4) Includes 118,980 shares owned by Fortune Far East, Ltd. for which corporation Mr. Gaw serves as President and a Director and thereby shares voting and investment power. Also includes beneficial ownership of 4,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(5) Includes beneficial ownership of 6,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(6) Includes beneficial ownership of 3,240 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(7) Includes beneficial ownership of 3,120 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(8) Includes approximately 302 shares held for Mr. Stevens' account in the Company's 401(k) Profit Sharing Plan and Trust. Pursuant to an existing agreement that expires in May, 1998, the Company has the right of first refusal to acquire Mr. Stevens' shares, and management has the right to vote all of his shares. Mr. Stevens' address is 88 El Nido Place, Diablo, California 94528.

(9) Based solely on information contained in Schedule 13D as filed with the Securities and Exchange Commission. The address of such entity, as indicated in the Schedule 13D, is 7000 Hollywood Boulevard, Los Angeles, California 90028. Goodwin Gaw, an executive officer and director of the Company is also President of Fortune Far East Ltd.

(10) Based solely on information contained in Schedule 13G filed with the Securities and Exchange Commission. The address of such entity, as indicated in the Schedule 13G is 82 Devonshire Street, Boston, Massachusetts 02109-3614.

        The address of each 5% stockholder, other than Kenneth V. Stevens, Fortune Far East Ltd., and FMR corp. is in care of the Company, 530 Wilshire Boulevard, Suite 101, Santa Monica, California 90401.


                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND 10% STOCKHOLDERS

        The Company has in the past been retained, and anticipates that from time to time in the future it will be retained, to perform auction or brokerage services for entities controlled by certain of its executive officers and/or directors. The Company believes that the terms of such transactions have been substantially comparable to those that would have been obtainable in similar transactions with unaffiliated parties. For the year ended December 31, 1997, the Company received $156,000 in commissions from the sale of properties owned by partnerships controlled by William J. McMorrow and Lewis A. Halpert.
The Company was also reimbursed $210,000 for marketing expenses.

INDEBTEDNESS OF MANAGEMENT

        In December, 1997, the Company loaned an aggregate of $1,319,652 to 18 key employees, including William J. McMorrow, the Company's Chairman and Chief Executive Officer, Lewis Halpert, Executive Managing Director and a Director, Richard Mandel, Managing Director and a Director and Freeman A. Lyle, Executive Vice President and Chief Financial Officer. Such funds were provided to enable the key employees to acquire in a private unsolicited transaction approximately 73,314 shares of Common Stock from an institutional investor which sought to liquidate its shares in the Company. The terms of the Company's loans to each key employee are identical. Each loan is unsecured, bears interest at an annual rate equal to the commercial prime rate of Bank of America in effect from time to time plus 1% with interest payable semiannually on August 31 and January 31, and is payable in a single lump sum of principal on the earlier of three years following issuance or six months following the termination of employment with the Company for any reason. Mr. McMorrow acquired 12,473 shares and is indebted to the Company in the amount of $224,514. Mr. Halpert purchased 12,472 shares and is indebted to the Company in the amount of $224,496. Mr. Lyle acquired 12,471 shares and is indebted to the Company in the amount of $224,478.
Mr. Mandel acquired 9,000 shares and is indebted to the Company in the amount of $162,000.

OTHER TRANSACTIONS

        In September, 1997 the Company entered into a joint venture with related parties who are affiliated with Goodwin Gaw, one of the Company's Managing Directors, a member of the Board of Directors and a significant stockholder. The Company acquired a 50% interest for approximately $1.4 million in a joint venture that purchased an office building with approximately 500,000 square feet in downtown Los Angeles for $14.6 million.

        In the first calendar quarter of 1998, the Company entered into two further joint ventures with related parties who are affiliated with Goodwin Gaw. During January, 1998, the Company acquired a 15% interest for $3.8 million in a joint venture that purchased a commercial building in New York with more than 975,000 square feet for approximately $64 million. In March, 1998, the Company purchased a 40% interest for about $300,000 in a joint venture that acquired a note collateralized by a hotel in Beverly Hills, California for approximately $2.2 million.

        In 1997, the firm of Kulik, Gottesman & Mouton was paid a total of $470,000 in legal fees. In addition, Kent Y. Mouton, a partner in the firm and a member of the Company's Board of directors, was paid a total of $21,000 in directors' fees for 1997.


                         INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors, upon recommendation of the Audit Committee, reappointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's independent certified public accountants for 1998. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders to make a statement should they desire to do so and will be available to respond to appropriate questions that may be asked by stockholders.


                                  ANNUAL REPORT

        The Company's 1997 Annual Report to Stockholders has been mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to the Company at 530 Wilshire Blvd., Suite 101, Santa Monica, California 90401, Attention: Investor Relations Department.


                              STOCKHOLDER PROPOSALS
                   FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

        Any eligible stockholder of Kennedy-Wilson wishing to have a proposal considered for inclusion in Kennedy-Wilson's 1999 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of Kennedy-Wilson on or before November 26, 1998. The Board of Directors of Kennedy-Wilson will review new proposals received from eligible stockholders by that date and will determine whether such proposals will be included in its 1998 proxy solicitation materials. Generally, a stockholder is eligible to present proposals if he or she has been for at least one year the record of beneficial owner of at least one percent or $1,000 in market value of securities entitled to be voted at the 1998 Annual Meeting of Stockholders and he or she continues to own such securities through the date on which the meeting is held.


                                  OTHER MATTERS

        Management of the Company does not intend to bring any other matters before the meeting and knows of no other matters which are likely to come before the meeting. In the event any other matters property come before the meeting, the persons named in the accompanying Proxy will vote the shares represented by such Proxy in accordance with their best judgment on such matters.

        YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING IN PERSON.

                                        By Order of the Board of Directors,



                                        Freeman A. Lyle
                                        Executive Vice President
                                        Chief Financial Officer
                                        and Secretary

Santa Monica, California
April ___, 1998

                                                                         ANNEX A



                                AMENDMENT TO THE
                       KENNEDY-WILSON, INC. 1992 INCENTIVE
                       AND NONSTATUTORY STOCK OPTION PLAN


        WHEREAS, Kennedy-Wilson, Inc. (the "Company") has adopted the Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (the "Plan"); and

        WHEREAS, Section 17 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

        WHEREAS, the Board of Directors of the Company now desires to amend the Plan to increase the number of shares of Common Stock under the Plan (the "Amendment");

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1. Subsection (a) of Section 4 of the Plan is hereby amended by deleting the number "140,000" wherever it appears and by inserting the number "200,000" in its stead.

        2. The provisions of this Amendment shall be effective as of the date of execution hereof; provided, however, that if this Amendment is not approved by the stockholders of the Company in accordance with applicable Federal and state law (and the rules and regulations thereunder), this amendment and any options granted pursuant to the provisions hereof shall be void and of no force or effect.

        3. Except to the extent set forth above, the Plan is not otherwise modified and shall remain in full force and effect.

        IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be authorized and adopted by the Company on the 19th day of August, 1997.


                                        KENNEDY-WILSON, INC.



Note: On October 27, 1997, the Company paid a 20% stock dividend. Pursuant to the antidilution provisions of the Plan, the number of shares of Common Stock reserved for issuance under the Plan increased to 240,000.

                              KENNEDY-WILSON, INC.

                                      1992

                                   INCENTIVE

                                      AND

                         NONSTATUTORY STOCK OPTION PLAN

                             KENNEDY-WILSON, INC.

                                      1992

                                   INCENTIVE

                                      AND

                         NONSTATUTORY STOCK OPTION PLAN


         1.     NAME, EFFECTIVE DATE AND PURPOSE.

                (a) This Plan document is intended to implement and govern two separate stock option plans of KENNEDY-WILSON, INC., a Delaware corporation (the "Company"): the Incentive Stock Option Plan ("Plan A") and the Nonstatutory Stock Option Plan ("Plan B"). Plan A provides for the granting of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Plan B provides for the granting of options that are not intended to so qualify. Unless specified otherwise, all the provisions of this Plan relate equally to both Plan A and Plan B and are condensed for convenience into one Plan document.

                (b) Plan A and Plan B are each established effective as of May 11, 1992. The purpose of Plan A and Plan B (sometimes together referred to as the "Plan" or this "Plan") is to promote the growth and general prosperity of the Company and its Affiliated Companies. This Plan will permit the Company to grant options ("Options") to purchase shares of its common stock ("Common Stock"). The granting of Options will help the Company attract and retain the best available persons for positions of substantial responsibility and will provide certain key employees with an additional incentive to contribute to the success of the Company and its Affiliated Companies. For purposes of this Plan, the term "Affiliated Companies" shall mean any component member of a controlled group of corporations, as defined under Code Section 1563, in which the Company is also a component member.

         2.     ADMINISTRATION.

                (a) The Plan shall be administered by a Committee of the Board of Directors of the Company (the

"Committee") appointed by the Board of Directors of the Company (the "Board").

                (b) The Committee shall have sole authority, in its absolute discretion, to determine which of the eligible persons of the Company and its Affiliated Companies shall receive Options ("Optionees"), and, subject to the express provisions and restrictions of this Plan, shall have sole authority, in its absolute discretion, to determine the time when Options shall be granted, the terms and conditions of an Option other than those terms and conditions fixed under this Plan, the number of shares which may be issued upon exercise of an Option and the means of payment for such shares, and shall have authority to do everything necessary or appropriate to administer the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

                (c) The Committee appointed by the Board shall consist of not less than two (2) members of the Board, all of whom shall be directors who are not employees of the Company ("Outside Directors") and each of whom shall be a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as such rule may be amended from time to time). The Board may from time to time remove members from, or add members to, the Committee (provided such members added are Outside Directors), and vacancies on the Committee shall be filled by the Board. Any Outside Director may be eligible to become a member of the Committee provided such person has not received a discretionary grant or award under any Company stock plan during the twelve-month period preceding the transaction that constituted such person's initial action as a member of the Committee.

                (d)     Definitions:
                        (i) Restricted Shareholder: An individual who, at the time an Option is granted under either Plan A or Plan B, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its Parent Corporation or Subsidiary Corporation, with stock ownership to be determined in light of the attribution rules set forth in Section 424(d) of the Code.

                        (ii) Parent Corporation: A corporation as defined in
Section 424(e) of the Code.

                        (iii) Subsidiary Corporation: A corporation as defined in Section 424(f) of the Code.

               (iv) Officer: The president, secretary, chief financial officer, any managing director, any vice president in charge of a principal business function (such as sales, administration, or finance) and any other person who performs similar policy-making functions for the Company.

          3.   ELIGIBILITY.

               (a) Plan A: The Committee may, in its discretion, grant one or more Options under Plan A to any key management employee of the Company or its Affiliated Companies, including any employee who is a director of the Company or of any of its Affiliated Companies presently existing or hereinafter organized or acquired. Such Options may be granted to one or more such employees without being granted to other eligible employees, as the Committee may deem fit.

               (b) Plan B: The Committee may, in its discretion, grant one or more Options under Plan B to any key management employee, any employee who is a director of the Company or its Affiliated Companies presently existing or hereinafter organized or acquired or any person who performs consulting or other services for the Company or its Affiliated Companies and who is designated by the Board as eligible to participate in Plan B. Such Options may be granted to one or more such persons without being granted to other eligible persons, as the Board may deem fit.

               (c) Notwithstanding anything to the contrary herein said, Outside Directors shall not be eligible to receive a grant of Options under this Plan.

          4.   STOCK TO BE OPTIONED.

               (a) The maximum aggregate number of shares which may be optioned and sold under Plan A and Plan B is 750,000 shares of authorized Common Stock of the Company. The foregoing constitutes an absolute cumulative limitation on the total number of shares that may be optioned under both Plan A and B. Therefore, at any particular date the maximum aggregate number of shares which may be optioned under Plan A is equal to 750,000 minus the number of shares previously optioned under both Plan A and Plan B and the maximum aggregate number of shares which may be optioned under Plan B is equal to 750,000 minus the number of shares which have been previously optioned under both Plan A and Plan B. All shares to be optioned and sold under either Plan A or Plan B may be either authorized but unissued shares or shares held in the treasury.

               (b) Shares of Common Stock that: (i) are repurchased by the Company after issuance hereunder pursuant to the exercise of an Option, or (ii) are not purchased by the Optionee prior to the expiration or termination of the applicable Option, shall again become available to be covered by Options to be issued hereunder and shall not, as of the effective date of such repurchase or expiration, be counted as covered by an outstanding Option for purposes of the above-described maximum number of shares which may be optioned hereunder.

          5.   OPTION PRICE.

          The Option Price for shares of Common Stock to be issued under either Plan A or Plan B shall be 100% of the fair market value of such shares on the date on which the Option covering such shares is granted by the Committee, except that if on the date on which such Option is granted the Optionee is a Restricted Shareholder, then such Option Price for Options granted under Plan A shall be 110% of the fair market value of the shares of Common Stock subject to the Option on the date such Option is granted by the Committee. The fair market value of shares of Common Stock for all purposes of this Plan is to be determined by the Committee, in its sole discretion, exercised in good faith.

          6.   TERM OF PLAN.

               Plan A and Plan B shall become effective on May 11, 1992; both Plan A and Plan B shall continue in effect until May 11, 2002, unless terminated earlier by action of the Board. No Option may be granted hereunder after May 11, 2002.

          7.   EXERCISE OF OPTION.

               Subject to the actions, conditions and limitations set forth in this Plan document and any applicable Stock Option Agreement entered into hereunder, Options granted under this Plan shall be exercisable in accordance with the following rules:

               (a) No Shares of Common Stock acquired by the Optionee pursuant to an exercise of an Option granted under the Plan may be disposed of in whole or in part until six (6) months after the date on which the Option is granted by the Committee (hereinafter the "Option Grant Date").

               (b) Subject to the specific provisions of this Section 7, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee, may, on such terms and conditions as it may determine to be appropriate and subject to the specific provisions of this
Section 7, accelerate the time at which such Option or installment thereof may be exercised. For purposes of this Plan, any accrued installment of an Option granted hereunder shall be referred to as an "Accrued Installment."

          (c) Subject to the specific restrictions contained in this Section 7, an Option may be exercised when Accrued Installments accrue, as provided in the terms under which such Option was granted, for a period of up to five (5) years from the Option Grant Date with respect to Options granted under Plan A and for a period of up to ten (10) years from the Option Grant Date with respect to Options granted under Plan B. In no event shall any Option be exercised on or after the expiration of said maximum applicable period, regardless of the circumstances then existing (including but not limited to the death or termination of employment of the Optionee).

          (d) The Committee shall fix the expiration date of the Option (the "Option Expiration Date") at the time the Option grant is authorized.

     8.   RULES APPLICABLE TO CERTAIN DISPOSITIONS.

          (a) Notwithstanding the foregoing provisions of Section 7, in the event the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation, or otherwise, an Option shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the later of (x) date of execution of such agreement or (y) six (6) months after the Option Grant Date, and ending as of the earlier of:

               (i)  the Option Expiration Date; or

               (ii) the date on which the disposition of assets or capital stock contemplated by the agreement is consummated. The exercise of any Option that was made exercisable solely by reason of this Subsection 8(a) shall be conditioned upon the consummation of the disposition of assets or stock under the above referenced agreement. Upon the consummation of any such disposition of assets or stock, this Plan and any unexercised Options issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective.

          (b) Notwithstanding the foregoing, in the event that any such agreement shall be terminated without consummating the disposition of said stock or assets:

               (i) any unexercised nonvested installments that had become exercisable solely by reason of the provisions of Subsection 8(a) shall again become nonvested and unexercisable as of said termination of such agreement, and

               (ii) the exercise of any option that had become exercisable solely by reason of this Subsection 8(a) shall be deemed ineffective and such installments shall again become nonvested and unexercisable as of said termination of such agreement.

          (c) Notwithstanding the provisions set forth in Subsection 8(a), the Committee may, at its election and subject to the approval of the corporation purchasing or acquiring the stock or assets of the Company (the "Surviving Corporation") arrange for the Optionee to receive upon surrender of Optionee's Option a new option covering shares of the Surviving Corporation in the same proportion, at an equivalent option price and subject to the same terms and conditions as the old Option. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to such new option immediately after consummation of such disposition of stock or assets over the aggregate option price of such shares of the Surviving Corporation shall be no more than the excess of the aggregate fair market value of all shares subject to the old Option immediately before consummation of such disposition of stock or assets over the aggregate Option Price of such shares of the Company, and the new option shall not give the Optionee additional benefits which such Optionee did not have under the old Option or deprive the Optionee of benefits which the Optionee had under the old Option. If such substitution of options is effectuated, the Optionee's rights under the old Option shall thereupon terminate.

     9.   MERGERS AND ACQUISITIONS.

          If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under the Plan to option holders of such corporation or its subsidiaries, in substitution for options or rights to purchase stock of such corporation held by them at the time of succession. The Committee shall have sole and absolute discretion to determine the extent to which such substitute Options shall be granted (if at all), the person or persons within the eligible group to receive such substitute Options (who need not be all option holders of such corporation), the number of Options to be received by each such person, the Option Price of such Option, and the terms and conditions of such substitute Options; provided, however, that the terms and conditions of the substitute Options shall comply with the provisions of Section 424 of the Code, such that the excess of the aggregate fair market value of the shares subject to such substitute Option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the substitute Option immediately before such substitution or assumption over the aggregate option price of such shares, and the substitute Option or the assumption of the old option does not give the holder thereof additional benefits which he did not have under such old option.

     10.  TERMINATION OF EMPLOYMENT.

          (a) In the event that the Optionee's employment, directorship or consulting or other arrangement with the Company (or Affiliated Company) is terminated for any reason other than death or disability, any unexercised Accrued Installments of the Option granted hereunder to such terminated Optionee shall expire and become unexercisable as of the earlier of:

               (i)  the applicable Option Expiration Date; or

               (ii) a date 90 days after such termination occurs.

          (b) In the event that the Optionee's employment, directorship or consulting or other arrangement with the Company is terminated due to the death or disability of the Optionee, any unexercised Accrued Installments of the Option granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of:

               (i)  the applicable Option Expiration Date; or

               (ii) the first anniversary of the date of the death of such Optionee (if applicable). Any such Accrued Installments of a deceased Optionee may be exercised prior to their expiration by (and only by) the person or persons to whom the Optionee's Option right shall pass by will or by the laws of descent and distribution, if applicable, subject, however, to all of the terms and conditions of this Plan and the applicable Stock Option Agreement governing the exercise of Options granted hereunder.

          (c) For purposes of this Section 10, an Optionee shall be deemed employed by the Company (or Affiliated Company) during any period of leave of absence from active employment as authorized by the Company (or Affiliated Company).

     11.  EXERCISE OF OPTIONS.

          (a) An Option shall be deemed exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment in cash or by certified bank check (or with shares of Common Stock pursuant to Section 14) for the shares with respect to which the Option is exercised has been received by the Company.

          (b) An Option may be exercised in accordance with this Section 11 as to all or any portion of the shares covered by any Accrued Installment of the Option from time to time during the applicable Option period, but shall not be exercisable with respect to fractions of a share.

          (c) As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan, the Company shall, without charging transfer or issue tax to the Optionee, deliver to the Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock as to which the Option has been exercised. The time of issuance and delivery of the Common Stock may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national or regional securities exchange and any law or regulation applicable to the issuance and delivery of such shares.

          12.  AUTHORIZATION TO ISSUE OPTIONS AND SHAREHOLDER APPROVAL.

               Unless in the judgment of counsel to the Company such permit is not necessary with respect to particular grants, Options granted under the Plan shall be conditioned upon the Company obtaining any required permit from the California Department of Corporations or any other appropriate governmental agencies, free of any conditions not acceptable to the Committee, provided, however, such condition shall lapse as of the effective date of issuance of such permit(s) in a form to which the Company does not object within sixty (60) days. The grant of Options under the Plan also is conditioned on approval of the Plan by the vote or consent of the holders of a majority of the outstanding shares of the Company's Common Stock and no Option granted hereunder shall be effective or exercisable unless and until the Plan has been so approved.

          13.  LIMIT ON VALUE OF OPTIONED SHARES.

               The aggregate fair market value (determined as of the Option Grant Date) of the shares of Common stock to which Options granted under Plan A are exercisable for the first time by any employee of the Company during any calendar year under all incentive stock option plans of the Company and its Affiliated Companies shall not exceed $100,000. The limitation imposed by this
Section 13 shall not apply with respect to Options granted under Plan B.

          14.  PAYMENT OF EXERCISE PRICE WITH COMPANY STOCK.

               The Committee may provide that, upon exercise of the Option, the Optionee may elect to pay for all or some of the shares of Common Stock underlying the Option with shares of Common Stock of the Company previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable laws, rules and regulations, including Section 424(c)(3) of the Code, and provided that the Optionee will make representations and warranties satisfactory to the Company regarding his title to the shares used to effect the purchase, including without limitation representations and warranties that the Optionee has good and marketable title to such shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company. The equivalent dollar value of the shares used to effect the purchase shall be the fair market value of the shares on the date of the purchase as determined by the Committee in its sole discretion, exercised in good faith.

      The terms and conditions of Options granted under the Plan shall be evidenced by a Stock Option Agreement (hereinafter referred to as the "Agreement") executed by the Company and the person to whom the Option is granted. Each agreement shall contain the following provisions:

            (a) A provision fixing the number of shares which may be issued upon exercise of the Option;

            (b)   A provision establishing the Option exercise price per share;

            (c) A provision establishing the times and the installments in which Options may be exercised;

            (d)   A provision incorporating therein this Plan by reference;

            (e) A provision clarifying which Options are intended to be incentive stock options under Plan A and which are intended to be nonstatutory stock options under Plan B;

            (f) A provision fixing the maximum duration of the Option as not more than five (5) years from the Option Grant Date for Options granted under Plan A and not more than ten (10) years from the Option Grant Date for Options granted under Plan B;

            (g) Such representations and warranties by the Optionee as may be required by Section 24 of this Plan or as may be required by the Committee in its discretion;

            (h) Any other restriction (in addition to those established under this Plan) as may be established by the Committee with respect to the exercise of the Option, the transfer of the Option, or the transfer of the shares purchased by exercise of the Option, provided that such restrictions are not in conflict with this Plan; and

            (i) Such other terms and conditions not inconsistent with this Plan as may be established by the Committee.

      15.   TAXES, FEES AND EXPENSES.

            The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and the issue and transfer of shares pursuant to the exercise of such Options and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

      16.   WITHHOLDING OF TAXES.

            The grant of Options hereunder and the issuance of Common Stock pursuant to the exercise of such Options is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee any taxes required to be withheld by Federal, state or local law as a result of the grant or exercise of any such Option.

      17.   AMENDMENT OR TERMINATION OF THE PLAN.

            (a) The Board may amend this Plan from time to time in such respects as the Board may deem advisable; provided, however, that no such amendment shall operate to (i) affect adversely an Optionee's rights under this Plan with respect to any Option granted hereunder prior to the adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law, (ii) increase the maximum aggregate number of shares which may be optioned and sold under the Plan, (iii) change the manner of determining the option exercise price, (iv) change the classes of persons eligible to receive Options under the Plan, or (v) extend the maximum duration of the Option or the Plan.

            (b) The Board may at any time terminate this Plan. Any such termination of the Plan shall not, without the written consent of the Optionee, alter the terms of Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

      18.   OPTIONS NOT TRANSFERABLE.

            Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, otherwise than by will or the laws of descent of distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

          19.  NO RESTRICTIONS ON TRANSFER OF STOCK.

               Common Stock issued pursuant to the exercise of an Option granted under this Plan (hereinafter "Optioned Stock"), or any interest in such Optioned Stock, may be sold, assigned, gifted, pledged, hypothecated, encumbered or otherwise transferred or alienated in any manner by the holder(s) thereof, subject, however, to any representations or warranties requested under
Section 24 of this Plan and also subject to compliance with any applicable Federal, state or other local law, regulation or rule governing the sale or transfer of stock or securities and subject further to the six-month holding period set forth above in section 7(a).

          20.  RESERVATION OF SHARES OF COMMON STOCK.

               The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

          21.  RESTRICTIONS ON ISSUANCE OF SHARES.

               The Company, during the term of this Plan, will use its best efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to grant Options or issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the authorization deemed by the Company's counsel to be necessary to the lawful grant of Options or the issuance and sale of any shares of its stock hereunder or that inability of the Company to confirm to its satisfaction that any grant of Options or issuance and sale of any shares of such stock will meet applicable legal requirements shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such authorization or confirmation have not been obtained.

          22.  NOTICES.

               Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Chief Financial Officer at its principal office, and any notice to be given to a person to whom an Option is granted hereunder shall be addressed to him at the address given beneath his signature on his or her Stock Option Agreement, or at such other address as such person or his or her transferee (upon the transfer of Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Optioned Stock to provide the Chief Financial Officer of the Company, by letter mailed as provided hereinabove, with written notice of his correct mailing address.

          23.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

               If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then upon proper authorization of the Committee an appropriate and proportionate adjustment shall be made in the number of kind of shares which may be issued upon exercise of Options granted under the Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Committee determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Common Stock or other classes of the Company's securities.

          24.  REPRESENTATIONS AND WARRANTIES.

               As a condition to the grant of any Option hereunder or the exercise of any portion of an Option, the Company may require the person to be granted or exercising such Option to make any representation and warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the Option and shares issuable or issued upon exercise of such Option are being acquired only for investment and without any present intention to sell or distribute such Option or shares, as the case may be, if, in the opinion of counsel for he Company, such representation is required under the Securities Act of

1933, as amended (the "Act"), or any other applicable law, regulation or rule of any governmental agency.

          25.  NO ENLARGEMENT OF EMPLOYEE RIGHTS.

               This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company or its Affiliated Companies, or to interfere with the right of the Company or an Affiliated Company to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Options authorized hereunder prior to the grant of such an Option to such employee, and upon such grant he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

          26.  INFORMATION TO OPTION HOLDERS.

               During the period any options granted to employees of the Company remain outstanding, such employee-option holders shall be entitled to receive, on an annual or other periodic basis, financial and other information regarding the Company. The Committee shall exercise its discretion with regard to the nature and extent of the financial information so provided, giving due regard to the size and circumstances of the Company and, if the Company provides annual reports to its shareholders, the Company's practice in connection with such annual reports. Notwithstanding the above, if the issuance of options under either Plan A or Plan B is limited to key employees whose duties in connection with the Company assure their access to equivalent information, this Section 26 shall not apply to such employees and plan.

          27.  LEGENDS OF STOCK CERTIFICATES.

               Each certificate representing Common Stock issued under this Plan shall bear whatever legends are required by Federal or state law or by any governmental agency. In particular, unless an appropriate registration statement is filed pursuant to the Act with respect to the shares of Common Stock issuable under this Plan, each certificate representing such Common Stock shall be endorsed on its face with the following legend or its equivalent:

          "Neither the Option pursuant to which the shares represented by this certificate are issued nor said shares have been registered under the Securities Act of 1933, as amended (the "Act"). Transfer or sale of such securities or any interest therein is unlawful except after registration, or pursuant to an exemption from the registration requirements, as provided in the Act and the regulations thereunder."

     A copy of this Plan shall be delivered to the Chief Financial Officer of the Company and shall be shown by him to each eligible person making reasonable inquiry concerning it. A copy of this Plan also shall be delivered to each Optionee at the time his or her Options are granted.

     28.  SPECIFIC PERFORMANCE.

     The Options granted under this Plan and the Optioned Stock issued pursuant to the exercise of such Options cannot be readily purchased or sold in the open market, and, for that reason among others, the Company and its shareholders will be irreparably damaged in the event that this Plan is not specifically enforced. In the event of any controversy concerning the right or obligation to purchase or sell any such Option or Optioned Stock, such right or obligation shall be enforceable in a court of equity by a decree of a specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be an addition to any other remedy which parties may have.

     29.  INVALID PROVISION AND COMPLIANCE WITH 16b-3.

     In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforecability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

          With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     30.  APPLICABLE LAW.

          This Plan shall be governed by and construed in accordance with the laws of the State of California.

     31.  SUCCESSORS AND ASSIGNS.

          This Plan shall be binding on and inure to the benefit of the Company and the employees to whom an Option is granted hereunder, and such employees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

          IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this Plan by the Board on May 11, 1992, the Company has caused this Plan to be duly executed by its duly authorized officers.

                                             KENNEDY-WILSON, INC., a
                                             Delaware Corporation


                                             BY: /s/ WILLIAM J. MCMORROW
                                                 -----------------------
                                                 William J. McMorrow,
                                                 Chief Executive Officer


                                             BY: /s/ WILLIAM R. STEVENSON
                                                 ------------------------
                                                 William R. Stevenson,
                                                 President

                                                                         ANNEX A


                                AMENDMENT NO. 1
                                     TO THE
                         KENNEDY-WILSON 1992 INCENTIVE
                       AND NONSTATUTORY STOCK OPTION PLAN


     WHEREAS, Kennedy-Wilson, Inc. (the "Company") has adopted the Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (the "Plan"); and

     WHEREAS, Section 17 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

     WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST: Subsection (a) of Section 4 of the Plan is hereby amended by deleting the number "750,000" wherever it appears and by inserting the number "1,400,000" in its stead.

     SECOND: Subsection (b) of Section 4 of the Plan is hereby deleted, in its entirety, and replaced with the following:

          "(b) Shares of Common Stock that are not purchased by the Optionee prior to the expiration or termination of the applicable Option shall again become available to be covered by Options to be issued hereunder and shall not, as of the effective date of such expiration or termination, be counted as covered by an outstanding Option for purposes of the above-described maximum number of shares which may be optioned hereunder.

          (c) During any calendar year, no executive officer of the Company may receive options in excess of the number then remaining available for grant under the Plan."

     THIRD: Clause (a) of Section 7 of the Plan is hereby amended, in its entirety, to read as follows:

          "(a) No Shares of Common Stock acquired by the Optionee pursuant to an exercise of an Option granted under the Plan may be disposed of in whole or in part until six (6) months after the later of (i) the date on which the Option is granted by the Committee (hereinafter the "Option Grant Date"),
     (ii) with respect to persons subject to Section 16 of the Act (as defined in Section 29 hereof), the date of shareholder approval of an amendment to the Plan if such amendment is subject to shareholder approval and the Option is granted subject to such shareholder approval, or (iii) with respect to persons subject to Section 16 of said Act, the date of any amendment of an Option which is deemed to be the grant of a new option under Rule 16b-3 of said Act, to the extent that such Option was not theretofore exercised."

     FOURTH: Subsection (a) of Section 17 of the Plan is hereby amended, in its entirety, to read as follows:

          "(a) The Board may amend this Plan from time to time in such respects as the Board may deem advisable; provided, however, that no such amendment shall operate to affect adversely an Optionee's rights under this Plan with respect to any Option granted hereunder prior to the adoption of such amendment, except with the written consent of the Optionee or as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law. Notwithstanding the preceding, any amendment which would
     (i) operate to increase the maximum aggregate number of shares which may be optioned and sold under the Plan or change the classes of persons eligible to receive Options under the Plan, or (ii) require shareholder approval under any applicable law, rule or regulation, shall be subject to shareholder approval in accordance with applicable laws, rules or regulations."

     FIFTH: The provisions of this Amendment shall be effective as of the date of execution hereof; provided, however, that if this Amendment is not approved by the shareholders of the Company in accordance with applicable Federal and state law (and the rules and regulations thereunder), this Amendment and any options granted pursuant to the provisions hereof shall be void and of no force or effect.

     SIXTH: Except to the extent hereinafter set forth, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company on the 2nd day of August, 1998.





                                        KENNEDY-WILSON, INC.

PROXY

                              KENNEDY-WILSON, INC.
                       530 Wilshire Boulevard, Suite 101
                         Santa Monica, California 90401

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              KENNEDY-WILSON, INC.

        The undersigned hereby appoints William J. McMorrow and Freeman A. Lyle, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Kennedy-Wilson, Inc. held of record by the undersigned on March 31, 1998 at the Annual Meeting of Stockholders to be held on April 29, 1998 at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California, and any postponements or adjournments thereof.

        PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES IN FAVOR OF THE NOMINEES FOR DIRECTOR, FOR PROPOSAL NUMBER TWO AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 3.

                          (continued on reverse side)



                              FOLD AND DETACH HERE

                                                                                                            Please mark
                                                                                                            your votes as
                                                                                                            indicated in    / X /
                                                                                                            this example.

                                              FOR
                                         ALL NOMINEES       WITHHOLD
                                         LISTED BELOW       AUTHORITY
                                          (EXCEPT AS       TO VOTE FOR
                                         MARKED TO THE     ALL NOMINEES
                                        CONTRARY BELOW).   LISTED BELOW.

1. ELECTION OF DIRECTORS                                                       3. In their discretion, the Proxies are authorized
   INSTRUCTION: TO WITHHOLD AUTHORITY                                              to vote upon such other business as may properly
   TO VOTE FOR ANY INDIVIDUAL NOMINEE,          /  /              /  /             come before such meeting and any and all post-
   STRIKE A LINE THROUGH THE NOMINEE'S                                             ponements or adjournments thereof.
   NAME IN THE LIST BELOW.                                                                                                  YES   NO
                                                                                 Do you plan to attend the meeting?      / /   / /
Nominees:  William J. McMorrow   Donald B. Prell
                                                                               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
2. APPROVAL OF THE PROPOSAL TO AMEND THE KENNEDY-                              PROMPTLY USING THE ENCLOSED ENVELOPE.
   WILSON, INC. 1992 INCENTIVE AND NONSTATUTORY
   STOCK OPTION PLAN TO INCREASE THE NUMBER OF                                ____    THIS PROXY when properly executed will be
   SHARES AVAILABLE FOR GRANT TO 240,000.                                         |   voted in the manner directed herein by the
                                                                                  |   undersigned shareholder.  If no direction
       FOR    AGAINST    ABSTAIN                                                      is made, this proxy will be voted for the
       [ ]      [ ]        [ ]                                                        nominees listed above, for proposal number 2
                                                                                      and in their discretion on matters
                                                                                      described in Item 3.




Signature(s)                                                                                       Dated:                   , 1998
            --------------------------------------------------------------------------------------       -------------------

Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

                                                        FOLD AND DETACH HERE